Exhibit 99.1

Paylocity Announces Third Quarter Fiscal Year 2017 Financial Results

•                  Q3 2017 Total Revenue of $90.3 million, up 28% year-over-year

•                  Q3 2017 Recurring Revenue of $86.4 million, up 29% year-over-year

Arlington Heights, IL. — May 4, 2017 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the third quarter of fiscal year 2017, which ended March 31, 2017.

“We had a very good third quarter with total revenue growth of 28% while at the same time driving improved leverage across all of our key financial metrics, as we remain committed to scaling the business,” said Steve Beauchamp, President and Chief Executive Officer of Paylocity. “I was very pleased with the level of service provided to our clients during the busiest time of the year, as all of our operational teams worked proactively with our clients to ensure year-end tasks were completed timely and accurately.”

Third Quarter Fiscal 2017 Financial Highlights

Revenue:

•                  Total revenue was $90.3 million, an increase of 28% from the third quarter of fiscal year 2016.

•                  Total recurring revenue was $86.4 million, representing 96% of total revenue and an increase of 29% from the third quarter of fiscal year 2016.

Operating Income:

•                  GAAP operating income was $14.9 million, compared to an operating income of $6.2 million in the third quarter of fiscal year 2016.

•                  Non-GAAP operating income was $21.7 million, compared to non-GAAP operating income of $11.4 million in the third quarter of fiscal year 2016.

Net Income:

•                  GAAP net income was $14.8 million. This compares to a net income of $6.2 million for the third quarter of fiscal year 2016. Net income per share was $0.27 for the third quarter of fiscal year 2017 based on 54.0 million diluted weighted average common shares outstanding. Net income per share was $0.12 for the third quarter of fiscal year 2016, based on 53.4 million diluted weighted average common shares outstanding.

•                  Non-GAAP net income was $21.6 million. This compares to non-GAAP net income of $11.3 million for the third quarter of fiscal year 2016. Non-GAAP net income per share was $0.40 for the third quarter of fiscal year 2017, based on 54.0 million diluted weighted average common shares outstanding. Non-GAAP net income per share was $0.21 for the third quarter of fiscal year 2016, based on 53.4 million diluted weighted average common shares outstanding.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $26.8 million compared to Adjusted EBITDA of $14.6 million in the third quarter of fiscal year 2016.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $101.5 million at the end of the quarter.

•                  Cash flow from operations for the third quarter of fiscal year 2017 was $27.9 million compared to $18.3 million for the third quarter of fiscal year 2016.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of May 4, 2017, Paylocity is issuing guidance for the fourth quarter and full fiscal year 2017 as indicated below.

Fourth Quarter 2017:

•                  Total revenue is expected to be in the range of $73.1 million to $74.1 million.

•                  Adjusted EBITDA is expected to be in the range of $5.3 million to $6.3 million.

•                  Non-GAAP net income is expected to be in the range of $0.0 million to $1.0 million, or $0.00 to $0.02 per share, based on approximately 54.5 million diluted weighted average common shares outstanding.

Fiscal Year 2017:

•                  Total revenue is expected to be in the range of $297.0 million to $298.0 million.

•                  Adjusted EBITDA is expected to be in the range of $50.0 million to $51.0 million.

•                  Non-GAAP net income is expected to be in the range of $31.0 million to $32.0 million, or $0.57 to $0.59 per share, based on approximately 54.5 million diluted weighted average common shares outstanding.

We are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its third quarter fiscal year 2017 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 85103183. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions for medium-sized organizations. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income (loss) is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP net income (loss) and non-GAAP net income (loss) per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Pro forma diluted weighted average number of common shares are adjusted for the weighted average effect of potentially diluted shares. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets, including the potential repeal or replacement of the Affordable Care Act; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products, such as ACA Enhanced, to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for

Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 12, 2016.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	March 31,
	2016	2017
Assets
Current assets:
Cash and cash equivalents	$86,496	$101,450
Accounts receivable, net	1,681	2,177
Prepaid expenses and other	7,409	13,094

Total current assets before funds held for clients	95,586	116,721
Funds held for clients	1,239,622	1,170,341

Total current assets	1,335,208	1,287,062
Long-term prepaid expenses	845	1,592
Capitalized internal-use software, net	11,427	16,705
Property and equipment, net	26,787	34,297
Intangible assets, net	10,419	9,277
Goodwill	6,003	6,003

Total assets	$1,390,689	$1,354,936

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,621	$1,633
Accrued expenses	24,979	27,136

Total current liabilities before client fund obligations	26,600	28,769
Client fund obligations	1,239,622	1,170,341

Total current liabilities	1,266,222	1,199,110
Deferred rent	4,646	9,601
Deferred income tax liabilities, net	249	376

Total liabilities	$1,271,117	$1,209,087
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2016 and March 31, 2017	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2016 and March 31, 2017; 51,132 shares issued and outstanding at June 30, 2016 and 51,489 shares issued and outstanding at March 31, 2017	51	51
Additional paid-in capital	171,515	187,230
Accumulated deficit	(51,994)	(41,432)
Total stockholders’ equity	$119,572	$145,849
Total liabilities and stockholders’ equity	$1,390,689	$1,354,936

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended March 31,		Nine months ended March 31,
	2016	2017	2016	2017
Revenues:
Recurring fees	$66,279	$85,314	$160,374	$212,581
Interest income on funds held for clients	803	1,041	1,946	2,489
Total recurring revenues	67,082	86,355	162,320	215,070
Implementation services and other	3,488	3,918	8,542	8,879
Total revenues	70,570	90,273	170,862	223,949
Cost of revenues:
Recurring revenues	18,576	22,436	47,858	62,255
Implementation services and other	8,633	9,646	23,646	28,569
Total cost of revenues	27,209	32,082	71,504	90,824
Gross profit	43,361	58,191	99,358	133,125
Operating expenses:
Sales and marketing	17,681	21,242	44,471	56,988
Research and development	6,759	6,969	18,987	21,492
General and administrative	12,720	15,100	34,410	43,915
Total operating expenses	37,160	43,311	97,868	122,395
Operating income	6,201	14,880	1,490	10,730
Other income (expense)	(83)	(47)	214	(4)
Income before income taxes	6,118	14,833	1,704	10,726
Income tax expense (benefit)	(43)	32	143	164
Net income	$6,161	$14,801	$1,561	$10,562
Net income per share:
Basic	$0.12	$0.29	$0.03	$0.21
Diluted	$0.12	$0.27	$0.03	$0.20
Weighted-average shares used in computing net income per share:
Basic	50,962	51,447	50,865	51,353
Diluted	53,424	54,002	53,431	53,987

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises are included in the above line items:

	Three months ended March 31,		Nine months ended March 31,
	2016	2017	2016	2017
Cost of revenue - recurring	$459	$514	$1,317	$1,719
Cost of revenue - implementation services and other	303	373	905	1,094
Sales and marketing	1,205	1,750	3,360	5,044
Research and development	778	831	2,228	2,608
General and administrative	2,029	2,950	5,750	8,798
Total	$4,774	$6,418	$13,560	$19,263

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended March 31,
	2016	2017
Cash flows from operating activities:

Net income	$1,561	$10,562
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	13,212	18,695
Depreciation and amortization expense	9,875	14,685
Deferred income tax expense	113	127
Provision for doubtful accounts	90	47
Loss on disposal of equipment	301	225
Changes in operating assets and liabilities:
Accounts receivable	(700)	(543)
Prepaid expenses and other	(3,069)	(1,802)
Accounts payable	(606)	(145)
Accrued expenses	8,290	1,484
Net cash provided by operating activities	29,067	43,335

Cash flows from investing activities:
Capitalized internal-use software costs	(5,807)	(10,073)
Purchases of property and equipment	(11,746)	(13,916)
Payments for acquisitions	(483)	—
Net change in funds held for clients	(831,757)	69,281
Net cash provided by (used in) investing activities	(849,793)	45,292

Cash flows from financing activities:
Net change in client fund obligations	831,757	(69,281)
Proceeds from exercise of stock options	137	—
Proceeds from employee stock purchase plan	1,403	1,823
Taxes paid related to net share settlement of equity awards	(4,122)	(6,215)
Net cash provided by (used in) financing activities	829,175	(73,673)
Net Change in Cash and Cash Equivalents	8,449	14,954
Cash and Cash Equivalents—Beginning of Period	81,258	86,496
Cash and Cash Equivalents—End of Period	$89,707	$101,450
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Build-out allowances received from landlords	$1,888	$—
Purchase of property and equipment, accrued but not paid	$683	$1,714
Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes, net of refunds	$20	$41

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended March 31,		Nine months Ended March 31,
	2016	2017	2016	2017
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$43,361	$58,191	$99,358	$133,125
Amortization of capitalized internal-use software costs	1,504	2,573	3,869	6,207
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	762	887	2,222	2,813
Adjusted gross profit	$45,627	$61,651	$105,449	$142,145

	Three months Ended March 31,		Nine months Ended March 31,
	2016	2017	2016	2017
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$67,082	$86,355	$162,320	$215,070
Cost of recurring revenues	18,576	22,436	47,858	62,255
Recurring gross profit	48,506	63,919	114,462	152,815
Amortization of capitalized internal-use software costs	1,504	2,573	3,869	6,207
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	459	514	1,317	1,719
Adjusted recurring gross profit	$50,469	$67,006	$119,648	$160,741

	Three months Ended March 31,		Nine months Ended March 31,
	2016	2017	2016	2017
Reconciliation from operating income to non-GAAP operating income:
Operating income	$6,201	$14,880	$1,490	$10,730
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,774	6,418	13,560	19,263
Amortization of acquired intangibles	381	380	1,142	1,142
Non-GAAP operating income	$11,356	$21,678	$16,192	$31,135

	Three months Ended March 31,		Nine months Ended March 31,
	2016	2017	2016	2017
Reconciliation from net income to non-GAAP net income:
Net income	$6,161	$14,801	$1,561	$10,562
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,774	6,418	13,560	19,263
Amortization of acquired intangibles	381	380	1,142	1,142
Non-GAAP net income	$11,316	$21,599	$16,263	$30,967

	Three months Ended March 31,		Nine months Ended March 31,
	2016	2017	2016	2017
Calculation of non-GAAP net income per share:
Non-GAAP net income	$11,316	$21,599	$16,263	$30,967
Diluted weighted-average number of common shares	53,424	54,002	53,431	53,987
Non-GAAP net income per share	$0.21	$0.40	$0.30	$0.57

	Three months Ended March 31,		Nine months Ended March 31,
	2016	2017	2016	2017
Reconciliation from net income to Adjusted EBITDA:
Net income	$6,161	$14,801	$1,561	$10,562
Interest expense	—	—	—	—
Income tax expense (benefit)	(43)	32	143	164
Depreciation and amortization	3,720	5,582	9,875	14,685
EBITDA	9,838	20,415	11,579	25,411
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,774	6,418	13,560	19,263
Adjusted EBITDA	$14,612	$26,833	$25,139	$44,674

	Three months Ended March 31,		Nine months Ended March 31,
	2016	2017	2016	2017
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$17,681	$21,242	$44,471	$56,988
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,205	1,750	3,360	5,044
Non-GAAP Sales and Marketing	$16,476	$19,492	$41,111	$51,944

	Three months Ended March 31,		Nine months Ended March 31,
	2016	2017	2016	2017
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$6,759	$6,969	$18,987	$21,492
Capitalized internal-use software costs	2,032	3,794	5,807	10,073
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	778	831	2,228	2,608
Non-GAAP Total Research and Development	$8,013	$9,932	$22,566	$28,957

	Three months Ended March 31,		Nine months Ended March 31,
	2016	2017	2016	2017
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$12,720	$15,100	$34,410	$43,915
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	2,029	2,950	5,750	8,798
Amortization of acquired intangibles	381	380	1,142	1,142
Non-GAAP General and Administrative	$10,310	$11,770	$27,518	$33,975